Exhibit 99.1

Nuvectis Pharma Announces Proposed Public Offering of Common Stock

FORT LEE, NJ, February 4, 2025 – Nuvectis Pharma, Inc. (Nasdaq: NVCT), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today announced that it has commenced an underwritten public offering of its common stock. All of the shares to be sold in the offering will be offered by Nuvectis. In addition, Nuvectis intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Lucid Capital Markets is acting as sole book runner for the offering.

Nuvectis intends to use the net proceeds from this offering to continue to advance the development programs of NXP800 and NXP900 or any future product candidate, hiring of additional personnel, capital expenditures, costs of operating as a public company and other general corporate purposes.

The securities described above are being offered by Nuvectis pursuant to its shelf registration statement on Form S-3 (File No. 333-270657) with the U.S. Securities and Exchange Commission (“SEC”) on March 17, 2023 and declared effective by the SEC on March 29, 2023. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov/. Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may also be obtained, when available, by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th floor, New York, NY 10022.

The offering of these securities is being made under an effective shelf registration statement on file with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nuvectis Pharma

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900 has a unique mechanism of action in that it inhibits both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” "project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, including safety and efficacy data generated to date for NXP800 and NXP900, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements and data regarding the preclinical studies for NXP800 and NXP900, and the Phase 1a data for NXP800 and the NXP900 Phase 1a study to date, as well as the clinical expectations for the ongoing NXP800 Phase 1b study in platinum-resistant, ARID1a-mutated ovarian carcinoma, including the potential ability of a higher dose intensity going forward in the NXP800 Phase 1b study to generate satisfactory safety and efficacy results, statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma, and potentially other cancer indications, and the timing for completion of the clinical trials, including the ongoing NXP800 investigator-initiated study in cholangiocarcinoma and statements regarding NXP900's therapeutic potential and the expected timing for the start of the NXP900 Phase 1b program. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled “Risk Factors” in our 3Q 2024 Form 10-Q and our other public filings with the Securities and Exchange Commission (“SEC”). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur
Chairman, Chief Executive Officer and President
Tel: 201-614-3151
rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese
LifeSci Advisors
Tel: 917-680-5608
ccalabrese@lifesciadvisors.com